UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 17, 2014

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.            Appointment of Certain Officers

Cantel Medical Corp. (the “Company”) has announced the promotion of Jorgen Hansen (47) to President and Chief Operating Officer (COO), effective as of November 17, 2014. Mr. Hansen, who will also remain as President of the Company’s Medivators Inc. subsidiary, has served as Executive Vice President and COO of the Company since November 2012. He has been in global leadership positions with increasing responsibility within the healthcare and medical devices industry for over fifteen years.  Most recently, prior to joining the Company, Mr. Hansen was Senior Vice President, Global Marketing, Business Development, Science and Innovation for ConvaTec Corp.  Prior to that, he held leadership roles in Asia and Europe ranging from General Manager, Division head and Senior Vice President of Global Operations for Coloplast A/S.

Following Mr. Hansen’s appointment as President and COO, Andrew Krakauer, who served as President and Chief Executive Officer, will continue as Chief Executive Officer.

The Company also announced the following appointments, all of which are effective as of November 17, 2014:

Eric Nodiff (57), Senior Vice President, General Counsel and Secretary, was appointed Executive Vice President, General Counsel and Secretary. Mr. Nodiff has served as Senior Vice President and General Counsel since January 2005 and as Secretary since January 2009.

Craig Sheldon (52), Senior Vice President, Chief Financial Officer and Treasurer, was appointed Executive Vice President, Chief Financial Officer and Treasurer. Mr. Sheldon, who has been employed by the Company in various executive capacities since November 1994, has served as Senior Vice President and Chief Financial Officer since November 2002 and as Treasurer since March 2008. Mr. Sheldon is a certified public accountant (CPA) and a chartered global management accountant (CGMA).  As previously announced, Mr. Sheldon has advised the Company that he intends to retire from the Company in January 2015 (or sometime within 6 months thereafter if requested by the Company to remain until a successor CFO is hired).

Steven Anaya (44), Vice President and Controller, was appointed Senior Vice President and Chief Accounting Officer.  Mr. Anaya, who has been employed by the Company since March 2002, has served as Vice President since November 2003 and Controller since November 2002. Prior thereto, he served as the Company’s Assistant Controller. Mr. Anaya is a CPA and a CGMA.

B.            Compensatory Arrangements of Certain Officers

Effective as of November 17, 2014, the existing Severance Agreements between the Company and each Messrs. Krakauer, Hansen, Nodiff and Anaya were amended to provide that the severance benefits payable by the Company in connection with the termination of employment due to Disability (as defined), in particular the accelerated vesting of restricted shares, are the same as the benefits payable in connection with the termination of employment due to death.  Other changes in the Agreement were generally technical in nature, clarifications or otherwise non-material. The foregoing description does not purport to be complete and is qualified in its entirety by the terms and conditions of the Severance Agreements, copies of which are attached as Exhibits 10.1 — 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits are filed herewith:

Exhibit

Exhibit No.	Exhibit Description
10.1	Amended and Restated Executive Severance Agreement between Registrant and Andrew A. Krakauer.

10.2	Amended and Restated Executive Severance Agreement between Registrant and Jorgen B. Hansen.

10.3	Amended and Restated Executive Severance Agreement between Registrant and Eric W. Nodiff.

10.4	Amended and Restated Executive Severance Agreement between Registrant and Steven C. Anaya.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
Chief Executive Officer

Date: November 18, 2014

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Amended and Restated Executive Severance Agreement between Registrant and Andrew A. Krakauer.

10.2	Amended and Restated Executive Severance Agreement between Registrant and Jorgen B. Hansen.

10.3	Amended and Restated Executive Severance Agreement between Registrant and Eric W. Nodiff.

10.4	Amended and Restated Executive Severance Agreement between Registrant and Steven C. Anaya.